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                                                                     EXHIBIT 4.5

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                              SLEEPMASTER L.L.C.
                                     and
                       SLEEPMASTER FINANCE CORPORATION

                                  as Issuer,

                11% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

                   ---------------------------------------

                               -----------------

                            SUPPLEMENTAL INDENTURE

                          Dated as of October 4, 2000

                               -----------------

                               -----------------

                    UNITED STATES TRUST COMPANY OF NEW YORK

                               -----------------

                                    Trustee

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                        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"),
                  dated as of July , 2000, among SIMON MATTRESS MANUFACTURING COMPANY, a California corporation, CRESCENT SLEEP PRODUCTS COMPANY, a Delaware corporation (the "New Guarantor Subsidiaries"), subsidiaries of SLEEPMASTER L.L.C., a New Jersey limited liability company (the "Company"); THE COMPANY and SLEEPMASTER FINANCE CORPORATION, a Delaware corporation ("Finance Corp." and, together with the Company, the "Issuers"); PALM BEACH BEDDING COMPANY, a Florida corporation, HERR MANUFACTURING COMPANY, a Pennsylvania corporation, and LOWER ROAD ASSOCIATES, LLC, a New Jersey limited liability company, ADAM WUEST CORPORATION, a Delaware corporation (the four preceding entities together, the "Existing Guarantor Subsidiaries"); and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking association, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of May 18, 1999, providing for the issuance of an aggregate principal amount of $115,000,000 of 11% Series B Senior Subordinated Notes due 2009 (the "Securities");

            WHEREAS, Section 1013 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

            WHEREAS, pursuant to Section 901 of the Indenture, the Trustee, the Company and Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiaries, the Company, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

            1. Definitions.(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii)

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the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The New Guarantor Subsidiaries hereby agree, jointly and severally with all other Guarantor Subsidiaries, to Guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article XIV of the Indenture and to be bound by all other applicable provisions of the Indenture.

            3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                                    * * * * *


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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                              SIMON MATTRESS MANUFACTURING COMPANY

                              by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name:  James P. Koscica
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                               CRESCENT SLEEP PRODUCTS COMPANY

                               by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name:  James P. Koscica
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                              SLEEPMASTER L.L.C.

                              by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name:  James P. Koscica
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                              SLEEPMASTER FINANCE CORPORATION

                              by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name:  James P. Koscica
                                    Title: Executive Vice President and
                                           Chief Financial Officer


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                              PALM BEACH BEDDING COMPANY

                              by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name: James P. Koscica
                                    Title:Executive Vice President and
                                          Chief Financial Officer

                              HERR MANUFACTURING COMPANY

                              by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name: James P. Koscica
                                    Title:Executive Vice President and
                                          Chief Financial Officer

                              LOWER ROAD ASSOCIATES, LLC

                              by

                                      /s/ James P. Koscica
                                    ------------------------------------------
                                    Name: James P. Koscica
                                    Title:Executive Vice President and
                                          Chief Financial Officer

                              UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee

                              by

                                      /s/ Peggy Ciesmelewski
                                    ------------------------------------------
                                    Name:
                                    Title:

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